                                                                  EXHIBIT 10.16

                      INTERNATIONAL DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made and entered into as of April,___ 1997, by and between OCULEX PHARMACEUTICALS, INC. (hereinafter referred to as "Manufacturer"), a corporation having its offices in Sunnyvale, California, USA, existing under the laws of the State of California, and LABORATORIOS SOPHIA, S.A. BE C.V., a corporation having its offices in Guadalajara, JAL., existing under the laws of the United Mexican States (hereinafter referred to as "Distributor").

                                   WITNESSETH:

         In consideration of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, the parties mutually agree as follows:

1.       PRODUCTS AND TERRITORY.

         (a) Manufacturer hereby appoints Distributor on an exclusive basis as its sole distributor for the sale of the following product during the term of this Agreement (hereinafter referred to as the "Product"):

         (i) Surodex-TM- - an anti-inflammatory therapeutic and Drug Delivery System (DDS) to control inflammation after cataract surgery

         Distributor shall use its best efforts to promote and sell the Product to the maximum number of responsible customers in the Territory (as defined below).

         (b) Manufacturer is appointing Distributor hereunder with respect to the resale of Product to any purchasers whose principal place of business is located in the following described territory (the "Territory"):

                                Country of Mexico

         (c) Distributor shall not solicit orders from any prospective purchaser with its principal place of business located outside the Territory without Manufacturer's written consent. If Distributor receives any order from a prospective purchaser whose principal place of business is located outside the Territory, Distributor shall immediately refer that order to Manufacturer. Distributor shall not accept any such orders, and Distributor may not deliver or tender (or cause to be delivered or tendered) any Product outside of the Territory without Manufacturer's written consent.

2.       PRICES AND PAYMENT.

         (a) Distributor shall order Product from Manufacturer by submitting a written purchase order identifying the Product ordered, requested delivery date(s) and any export/import information required to enable Manufacturer to fill the order. All orders for Product are subject

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

to acceptance by Dr. Jerry B. Gin, or a person designated by him, it Manufacturer's office at 639 N. Pastoria Avenue, Sunnyvale, CA 94086. Manufacturer shall have no liability to Distributor with respect to purchase orders which are not accepted; PROVIDED, HOWEVER, that Manufacturer will not unreasonably reject any purchase order.

         (b) The prices per unit for Product covered by a purchase order shall be * for the first *, * for the * and * for the *. Thereafter, Manufacturer may from time to time change those prices, such change being effective immediately upon Distributor's receipt of notice thereof; PROVIDED, HOWEVER, THAT no price change shall affect purchase orders offered by Distributor and accepted by Manufacturer prior to the date such price change becomes effective.

         (c) Distributor shall be free to establish its own pricing for Product sold. Distributor shall notify Manufacturer of its pricing, as in effect from time to time.

         (d) The ultimate shipment of orders to Distributor shall be subject to the right and ability of Manufacturer to make such sales and obtain required licenses and permits, under all decrees, statutes, roles and regulations of the government of Mexico and agencies thereof presently in effect or which may be in effect hereafter.

         (e) All Product ordered by Distributor shall be packed for shipment and storage in accordance with Manufacturer's standard commercial practices. For the purposes of this Agreement, the Product will be supplied to Distributor in a foil pouch. Final packaging and labeling in Spanish will be performed by the Distributor. Reasonable final packaging and labeling expenses, which shall not exceed ____ per unit, will be deducted from the amount due and payable under the purchase order. It is Distributor's obligation to notify Manufacturer of any special packaging requirements (which shall be at Distributor's expense.) All orders will be Shipped freight collect F.O.B. (as defined by the International Chamber of Commerce's Incoterms (1990)) Manufacturer's facility, Singapore or Sunnyvale, CA. Risk of loss and damage to a Product shall pass to Distributor upon the delivery of such Product to the common carrier designated by Distributor. Insurance will be paid by the Distributor. All claims for non-conforming shipments must be made in writing to Manufacturer within ten days of the passing of risk of loss and damage, as described above. Any claims not made within such period shah be deemed waived and released.

         (d) Payment shall be made by Distributor to Manufacturer by an irrevocable, confirmed letter of credit with a thirty (30) day term. All amounts due and owing to Manufacturer, but not paid by Distributor on the due date thereof, shall bear interest in U.S. dollars at the rate of one per cent per annum above the then applicable prime rate as published in the Wall Street journal, but not to exceed the maximum lawful interest rate permitted under applicable law. Such interest SHALL accrue on the balance of unpaid capital amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

         (g) In the event of any discrepancy between any purchase order accepted by Manufacturer and this Agreement, the terms of this Agreement shall govern.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

3.       OTHER OBLIGATIONS OF DISTRIBUTOR.

         (a) Distributor hereby agrees: (i) to assist Manufacturer in obtaining any such required licenses or permits by supplying such documentation or information as may be requested by Manufacturer; (ii) to comply with such decrees, statutes, rules and regulations of the government of Mexico and agencies thereof; (iii) to maintain the necessary records to comply with such decrees, statutes, rules and regulations; (iv) to not reexport any Product except in compliance with such decrees, statutes, rules and regulations; (v) to obtain all governmental approvals and licenses necessary to import the Product into the Territory; (vi)to not sell, transfer, or otherwise dispose of the Product in violation of the export laws of Mexico; and (vii) to indemnify and hold harmless Manufacturer from any and all flues, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred by Manufacturer as a result of any breach of this subsection by Distributor or any of Distributor's customers.

         (b) If a clinical trial is necessary to comply with health registration laws, Distributor will identify appropriate investigators, coordinate with the Manufacturer to design the clinical trial, monitor the clinical trial and ensure that the clinical trial is conducted correctly and according to the design protocol. Distributor shall supply the completed clinical trial data and clinical trial report to the Manufacturer at the completion of the clinical trial. Manufacturer will bear the cost of providing clinical trial samples. All other costs related to the trial will be borne by the Distributor.

         (c) Distributor shall file an application with the Health Authorities of the Territory in order to obtain the registration approval of the Product. Such Product registration application shall be in the name of the Manufacturer. All expenses related to the registration of Product will be borne on a * basis by Distributor and Manufacturer. Distributor shall provide to Manufacturer a copy of all registration documents submitted to the Health Authorities and the original final registration approval. Upon the termination for any reason or expiration of this Agreement, Distributor shall promptly assign or cause to be assigned to Manufacturer at no cost, every registration or permit obtained that relate to the Product. In the event assignment is not permitted by law, Distributor will cooperate in the cancellation of such registrations and/or permits and in the reissuance of such registrations and/or permits to Manufacturer or its nominee.

         (d) Distributor shall employ competent and experienced personnel to promote the Product in the Territory.

4.       MANUFACTURER'S OBLIGATIONS.

         (a) Manufacturer shall provide Distributor with such technical and marketing assistance as appropriate.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

5.       RELATIONSHIP OF THE PARTIES.

         Distributor shall be considered to be an independent contractor. The relationship shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture or agency of any kind. Distributor shall have no right to enter into any contracts or commitments in the name of, or on behalf of, Manufacturer, or to bind Manufacturer in any respect whatsoever. Distributor shall not obligate or purport to obligate Manufacturer by issuing or making any affirmations, representations, warranties or guaranties with respect to the Product to any third party.

6.       MINIMUM PURCHASE REQUIREMENTS.

         Distributor shall purchase a sufficient amount of Product from Manufacturer so as to meet or exceed the minimum purchase requirements set forth below. For the purposes of this provision, a "purchase" of Product within a specified time period shall mean paying Manufacturer for such Product on or before the last day of such period. The First Year shall commence at a date mutually agreed to by each party, but in no event later than June 1, 1997 unless Manufacturer so agrees in writing.


                  First Year                         * units

                  Second Year                        * units

                  Third Year                         * units

         Failure to meet such minimum requirements shall constitute a material breach of this Agreement for the purposes of Section 12 (Termination and Term) hereof; PROVIDED, HOWEVER, that in lieu of terminating this Agreement pursuant to Section 12 (Termination and Term) based on such breach, Manufacturer may instead opt to reduce the exclusive rights granted to Distributor under Section 1 (Products and Territory) hereof to non-exclusive rights, which case Manufacturer shall then have the right to appoint additional non-exclusive distributors in the Territory and the right to sell the Product itself in the Territory, either directly (including without limitation with the assistance of sales representatives) or through one of its affiliates.

7.       REPORTING.

         Distributor shall provide Manufacturer with written quarterly reports which shall keep Manufacturer fully informed of all governmental, commercial, and other activities which do or reasonably could affect the Product in the Territory.

8.       TRADEMARKS, SERVICE MARKS AND TRADE NAMES.

         (a) RIGHT TO USE. Distributor may use Manufacturer's trade names, trademarks and service marks listed below (hereinafter referred to as the "Trademarks") on a non-exclusive basis

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

in the Territory only for the duration of this Agreement and solely for display or advertising purposes in connection with selling and distributing the Product in accordance with this Agreement:

                                   Oculex-TM-
                                   Surodex-TM-

Distributor shall not at any time do or permit any act to be done which may in any way impair the rights of Manufacturer in the Trademarks. Distributor shall use the Trademarks in compliance with all relevant laws and regulations and not modify any of the Trademarks in any way and not use any of the Trademarks on or in connection with any goods or services other than the Product.

9.       COVENANT NOT TO COMPETE.

         During the term of this Agreement and for one year thereafter, Distributor shall not market directly or indirectly in the Territory products which are competitive with the Product.

10.      LIMITED WARRANTY

         (a) Manufacturer warrants that the Product will be free from defects and will substantially conform to the specifications set forth in Exhibit A, attached hereto and made a part hereof. Under no circumstances shall the warranty apply to any Product which has been modified, damaged or misused.

         (b) THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF AN OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR a PARTICULAR PURPOSE). MANUFACTURER's LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF THE PRODUCT OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PURCHASE PRICE PAID BY DISTRIBUTOR FOR THE PRODUCT. IN NO EVENT SHALL MANUFACTURER BE LIABLE TO DISTRIBUTOR FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF THE PRODUCT, EVEN IF MANUFACTURER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. DISTRIBUTOR SHALL OBLIGATE OR PURPORT TO OBLIGATE MANUFACTURER BY ISSUING OR MAKING ANY WARRANTIES OR GUARANTIES WITH RESPECT TO THE PRODUCT TO ANY THIRD PARTY INASMUCH THAT DISTRIBUTOR SHALL BE LIABLE TOWARDS ANY THIRD PARTY WITH RESPECT TO THE PRODUCT.

11.      INDEMNIFICATION.

         Each party hereby agrees to indemnify, defend and hold the other party harmless from any third party claim, lawsuit, legal proceeding, settlement or judgment (including attorneys' fees incurred in connection therewith) resulting from or arising out of any death of or personal injury to any person due to the negligence, recklessness, or willful misconduct of the other parry or such other party's officers, employees or agents.

12.      TERMINATION.

         (a) Upon the occurrence of a material breach or default as to any obligation hereunder by either party and the failure of the breaching party to promptly pursue (within thirty (30) days after receiving written notice thereof from the non-breaching party) a reasonable remedy designed to cure (in the reasonable judgment of the non-breaching party) such material breach or default, this Agreement may be terminated by the non-breaching party by giving written notice of termination to the breaching party, such termination being immediately effective upon the giving of such notice of termination.

         (b) Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by either party, or either party becoming subject to a composition for creditors, whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (such party hereinafter referred to as the "insolvent party"), this Agreement may be terminated by the other party by giving written notice of termination to the insolvent party, such termini immediately effective upon the giving of such notice of termination.

         (c) The term of this Agreement shall begin on the later of the dates that (i) Manufacturer executes this Agreement and (ii) Distributor executes this Agreement (the later of such dates being referred to as the "Effective Date"). The term of this Agreement shah end following a period of three years from the Effective Dale, unless terminated earlier pursuant to the terms of this Section.

         (d) The term of this Agreement shall automatically be extended for additional periods of one year each unless one of the parties notifies the other by registered letter with at least three months notice of its decision to terminate the Agreement prior to the expiration of the initial or any renewal term hereof.

         (e) In the event of a termination pursuant to any of subsections (a) or (b) above or upon expiration of this Agreement pursuant to either of subsections (c) or (d) above, Manufacturer shall not have any obligation to Distributor, or to any employee of Distributor, for compensation or for damages of any kind, whether on account of the loss by Distributor or such employee of present or prospective sales, investments, compensation or goodwill. Distributor, for itself and on behalf of each of its employees, hereby waives any rights which may be granted to it or them under the laws and regulations of the Territory or otherwise which are not granted to it or them by this Agreement. Distributor hereby indemnifies and holds Manufacturer harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent or representative of Distributor under any applicable termination, labor, social security or other similar laws or regulations.

         (f) Termination of this Agreement shall not affect the obligation of Distributor to pay Manufacturer all amounts owing or to become owing as a result of Product tendered or delivered to Distributor on or before the date of such termination, as well as interest thereon to the extent any such amounts are paid after the date they became or will become due pursuant to this Agreement.

         (g) Notwithstanding anything else in this Agreement to the contrary, the parties agree that Sections 1, 2, 3, 4, 8, 9, 11, 19 and 20 shall survive the termination or expiration of this Agreement, as the case may be, to the extent required thereby for the full observation and performance by any or all of the parties hereto.

13.      SELLING OFF OF INVENTORY.

         Distributor shall have the right to sell-off its remaining inventory of Product after termination or expiration of this Agreement; PROVIDED, HOWEVER, that Distributor shall comply with all terms and conditions of this Agreement restricting such reselling activities in effect immediately prior to such termination or expiration.

14.      MODIFICATION.

         No modification or change may be made in this Agreement except by written instrument duly signed by Distributor and by a duly authorized representative of Manufacturer.

15.      ASSIGNMENT.

         This Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by either party without the prior written consent of the other party; PROVIDED, HOWEVER, that Distributor's consent shall not be required with respect to any assignment, delegation or transfer by Manufacturer to another division of Manufacturer or to any affiliate of Manufacturer or any division of such affiliate. This Agreement shall inure to the benefit of the successors and assigns of Manufacturer.

16.      NOTICE.

         All notices given under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses set forth below:

         IF TO DISTRIBUTOR:

                  Laboratorios SOPHIA, S.A. DE C.V.
                  Street: Av. Hidalgo 737 S.H.
                  City: Guadalajara
                  State or Province: Jalisco
                  Zip or Postal Code: C.P. 44290
                  Country: Mexico
                  Telecopy Number: (3) 613-22-28
                  Attention: General Director

         IF TO MANUFACTURER:

                  OCULEX PHARMACEUTICALS, INC.
                  Street: 639 N. Pastoria Avenue
                  City: Sunnyvale
                  State or Province: California
                  Zip or Postal Code: 94086
                  Country: USA
                  Telecopy Number: (408) 481-0662 Attention: President

Either party may change its address or its telecopy number for purposes of this Agreement by giving the other party written notice, by registered or certified mail, of its new address or telecopy number.

17.      WAIVER.

         None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge on the part of either party, except by an instrument in writing signed by a duly authorized officer or representative of the parties. Further, the waiver by either party of any right hereunder or the failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or any breach or failure of performance of the other party.

18.      VALIDITY.

         Manufacturer warrants that this Agreement is lawful and may be performed in accordance with its terms under all laws in force in the United States at the time of execution of this Agreement. Distributor warrants that this Agreement is lawful and may be performed in accordance with its terms under all laws in force in Mexico at the time of execution of this Agreement. Manufacturer and Distributor covenant and warrant that they will each advise the other of any changes in the respective laws which might or will impair the validity of all or any part of this Agreement.

19.      CONSTRUCTION OF AGREEMENT AND RESOLUTION OF DISPUTES.

         (a) This Agreement, which is in English, shall be interpreted in accordance with the commonly understood meaning of the words and phrases hereof in the United States of America, and it and performance of the parties hereto shall be construed and governed according to the laws of the State of California applicable to contracts made and to be fully performed therein, excluding the United Nations Convention on Contracts for the International Sale of Goods.

         (b) Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by Manufacturer, one to be appointed by Distributor and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator, by the President of the International Chamber of Commerce ("ICE"). In the event any such dispute, controversy or claim involves a claim of damages for $50,000.00 or less, the arbitration shall be conducted by one
(1) arbitrator appointed by Manufacturer and Distributor or, if they cannot agree on an arbitrator, by the President of the ICC.

The arbitration shall be conducted in English and in accordance with the rules of the ICE, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Santa Clara County, California, and shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of the State of California. The decision of the arbitrators shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction.

         (c) Notwithstanding anything contained in Section 19 (b) to the contrary, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party, IN order to enforce the instituting party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

20.      CONFIDENTIALITY MAINTAINED.

         Each party agrees that it will treat all verbal and written communications from the other party which are designated, or which should reasonably be regarded from a commercial view, as constituting business secrets or proprietary information ("Proprietary Information"). Each party agrees to refrain from disclosing or making available to any third party any of the other party's Proprietary Information without the other party's written consent and to impose upon its employees and agents the same obligations with respect to the other party's Proprietary Information as it employs with respect to its own confidential information. No such obligation of confidentiality will extend to information which is (i) publicly available; (ii) is independently developed by the receiving party; (iii) is already in the receiving party's possession; or (iv) is rightfully received from a third party.

21.      ENTIRE AGREEMENT

         This Agreement supersedes and cancels any previous agreements or understandings, whether oral, written or implied, heretofore in effect and sets forth the entire agreement between Manufacturer and Distributor with respect to the subject matter hereof.

22.      NO RIGHTS BY IMPLICATION.

         No rights or licenses with respect to the Product or the Trademarks are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

23.      RESPONSIBILITY FOR TAXES.

         Taxes, whether in Mexico or any other country, now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon Manufacturer and measured by the gross or net income of Manufacturer) shall be the responsibility of Distributor, and if paid or required to be paid by Manufacturer, the amount thereof shall be added to and become a part of the amounts payable by Distributor hereunder.

24.      MODIFICATION OF PRODUCT.

         Distributor may not modify or have modified any Product unless it obtains the prior written consent of Manufacturer, which consent may be withheld in the sole discretion of Manufacturer. Any unauthorized modification of any Product by Distributor or any third party shall relieve Manufacturer from any obligation it would otherwise have had with respect to such Product under the limited warranty described in Section 10.

25.      FORCE MAJEURE.

         (a) Neither Manufacturer nor Distributor shall be liable in damages, or shall be subject to termination of this Agreement by the other party, for any delay or default in performing any obligation hereunder if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of that party. For the purposes of this Section, a "cause beyond the reasonable control" of a party shall include, without limiting the generality of the phrase, any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

26.      COMPLIANCE WITH LAWS.

         Each of Distributor and Manufacturer covenants that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations. In particular, but without limitation, Distributor shall be responsible for obtaining all licenses, permits and approvals which are necessary or advisable for sales of the Product in the Territory and for the performance of its duties hereunder.

27.      SEVERABILITY.

         If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

28.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

29.      DEFINITION OF AFFILIATES.

         For the purposes of this Agreement, "affiliates" shall mean all companies; natural persons, partnerships and other business entities controlled by, under common control with or controlling either party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement.


DISTRIBUTOR:                           Laboratorios SOPHIA, S.A. DE C.V.

                                       By:      /s/ Fernando Sanchez
                                          ---------------------------------
                                       Name: Mr. Fernando Sanchez
                                       Title: General Director

MANUFACTURER                           OCULEX PHARMACEUTICALS, INC.


                                       By:      /s/ Jerry B. Gin
                                          ---------------------------------
                                       Name: Dr. Jerry B. Gin
                                       Title: President

                                    EXHIBIT A

                             PRODUCT SPECIFICATIONS

Surodex, a sustained release intraocular dexamethasone for cataract surgery, shall be supplied as follows:

                  (i)      Packaging: In plastic vial placed in a foil pouch
                  (ii)     Sterile

                       ADDENDUM TO DISTRIBUTION AGREEMENT
                                DATED APRIL, 1997

Oculex Pharmaceuticals, Inc. and Laboratorios Sophia S.A. de C.V. wish to add this Addendum to the Distribution Agreement signed in April, 1997.

1.   PRODUCTS

     The Agreement shall be expanded to include Suroquin-TM-, an antibiotic Drug Delivery System (DDS-TM-) for use in the anterior segment following cataract surgery.

2.   TERRITORY

     The Territory for both Surodex and Suroquin shall be expanded to include:

     Mexico

     CENTRAL AMERICA
     Guatemala
     E1 Salvador
     Honduras
     Nicaragua
     Costa Rica
     Panama
     Dominican Republic
     Belice
     Haiti

     SOUTH AMERICA
     Brazil
     Argentina
     Columbia
     Venezuela
     Uruguay
     Paraguay
     Chile
     Ecuador
     Peru
     Boliva

3.   PRICES

     Transfer price shall be based on sales price for both Surodex and Suroquin. Oculex Pharmaceuticals will receive * and Laboratorios Sophia will receive * of sales price. Product would be sold at a minimum transfer price of * each for Surodex and Suroquin, with the resulting difference between * of selling price and minimum transfer price being paid to Oculex on a monthly basis.

4.   MINIMUMS

     Minimum purchase requirements are to be established for each country and are to be agreed upon by both parties. For the countries listed, minimums for the first, second and third years are as follows:

5.   SALES AND MARKETING PLAN

     Laboratorios Sophia and Oculex Pharmaceuticals will work together and agree upon the sales and marketing plan to be executed by Laboratorios Sophia. The plans shall include launch schedule, distribution mechanisms, pricing, volume of sales, and promotions. If Oculex Pharmaceuticals and Laboratorios Sophia cannot agree upon Terms, then Oculex has the right to withdraw from the Territory list those countries where questions arise.

6.   PRODUCT REGISTRATION AND APPROVAL

     It is the responsibility of Laboratorios Sophia to obtain registration and approval of Surodex and Suroquin in the Territories listed under the name of Oculex Pharmaceuticals, Inc.. If registration and approval does not occur in a timely manner, Oculex Pharmaceuticals reserves the right to terminate the marketing rights in the countries where approval has not been obtained. In this context, "timely manner" shall mean "within 1.5 years of signing of this Addendum". At such time as termination of marketing rights, Laboratorios Sophia shall turn over any registration/clinical trial documents to Oculex-

7.   FURTHER DISCUSSION

     It is understood that there will be further discussion of items 3, 4 and 6 to achieve mutual agreement with both parties.

8.       TRADEMARKS

         Distributor may use the additional trademarks related with the product and technology listed in Section 1 of this Addendum (Suroquin-TM- and DDS-TM-) only for the purposed described in Section 8 of the Distribution Agreement.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

9.       OTHER TERMS

         Other terms shall be as described in the April, 1997 Agreement.

February 18, 1999



/s/ Jerry Gin
---------------------------------
Oculex Pharmaceuticals, Inc.
Jerry Gin, President



/s/ Gregorio Cuevas
---------------------------------
Laboratorios Sophia S.A. de C.V
Gregorio Cuevas



/s/ Arturo Tarnez
---------------------------------
Laboratorios Sophia S.A. de C.V
Arturo Tarnez



/s/ Fernando Sanchez
---------------------------------
Laboratorios Sophia S.A. de C.V
Fernando Sanchez